Table of Contents

As Filed with the Securities and Exchange Commission on August 16, 2022

File Number 333-265518

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM  S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATICS CORP.

(Exact name of registrant as specified in its charter)

Wyoming	7200	98-1660105
(State or Other Jurisdiction of Incorporation or Organization	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

App 6, Yehuda Gorodiski 1

Rehovot, Israel 7623101

+13072220096

natics.corp@zohomail.eu

natics.corp@yahoo.com

(Address and telephone number of registrant's principal executive offices)

Registered Agents Inc.

30 N Gould St Ste R

Sheridan, WY 82801

(307)200-2803

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “Large accelerated filer,” “Accelerated filer,” “Smaller reporting company” and “Emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

NATICS CORP.

12,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Natics Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 12,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Guy Pirotsky, an officer and director of Natics Corp. intends to sell the common shares directly. No commission or other compensation related to the sale of the common shares will be paid to Mr. Guy Pirotsky. The intended methods of communication include, without limitations, telephone, and personal contact.

Natics Corp. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Natics Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of this registration statement, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTC Bulletin Board and/or OTC Link. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 16, 2022

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PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms the “Company,” “we,” “us” and “our” refer to Natics Corp., unless otherwise specified herein.

There is no minimum amount we are required to raise in this offering; there are no any arrangements to place funds into an escrow account; any funds received from the sale of stock by the Company will be immediately available to us.

GENERAL INFORMATION ABOUT THE COMPANY

Natics Corp. is a development stage company formed to commence operations concerned with online workouts. Our executive and business office is located at App 6, Yehuda Gorodiski 1, Rehovot, Israel 7623101, and our telephone number is +13072220096. We were incorporated under the laws of the state of Wyoming on February 21, 2022. We maintain our statutory registered agent’s office at 30 N Gould St, Ste R, Sheridan, WY 82801.

We have developed a full business plan. The Company has no revenue and has incurred losses since its inception. Our possesses assets in a form of an operative mobile application.

We are providing the useful healthy and effective type of online sport service, for adolescents and adults, for men and women available from anywhere using the phone and internet connection. Our online service provides a high quality sport trainings, through our mobile application “Sport Natics” for Android and iOS mobile OS.

We offer application that can be downloaded on any mobile device and used anywhere to get fit. Our App can perform various functions such as allowing users to set fitness goals, gathering workout ideas, and sharing progress on social media to facilitate healthy behavior change. They can be used as a platform to promote healthy behavior change with personalized workouts, fitness advice and nutrition plans. Fitness app can work in conjunction with wearable devices to synchronize their health data to third-party devices for easier accessibility. Through using gamification elements and creating competition among friends and family, fitness app can help incentive users to be more motivated. Users can share tips and advice, as well as build connections through sharing personal experiences or struggles using the build-in “Sport Natics” forum.

“Sport Natics” is suitable for everyone, from beginners to advanced athletes. A person can decide whether they want their workout to focus on strength, cardio, pilates, or stretching. They can also choose from various daily or monthly challenges and a range of workout collections. The app also allows users to select their workout based on equipment, fitness goals, and impact levels. Clients can set a customized plan, create workouts from scratch, track their performance, and talk one-on-one with personal trainer. Reminders are also available. Our sport app offers a free trial and a paid one (depending on the content).

The paid version of the app will include:

- online video lesson with a trainer (where the trainer shows how to properly perform the exercises) - 1 hour

- online video lesson with a trainer (where the trainer checks the correctness of the exercises through video communication) - 1 hour

- personalized monthly program (depending on the client's requirement)

- personal Nutrition diet plan (depending on the client's requirement)

As more people are choosing to work out at home, fitness and workout apps are becoming increasingly popular. Our app can help by tracking exercise and encouraging users to develop healthy habits. We plan constantly expand the number of workouts, in our services to make our application more attractive for our consumers.

We have purchased the mobile application for iOS and Android platforms for total consideration of US $43,000 in a Promissory Note, plus interest at a rate of 10% annually, with the due date before April 30, 2024. The Mobile App. Purchase Agreement is filed as Exhibit 10.2 to this Registration Statement.

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The links for the “Sport Natics” application:

In Google Play - https://play.google.com/store/apps/details?id=com.sport.natics

In App Store - https://apps.apple.com/ua/app/sport-natics/id1619622287

Our website address is https://sport-natics.com/

Here are some of the technologies that we intend successfully work with and which will be implemented in our project, and the next steps in developing “Sport Natics” application will be:

- Face ID

- Geolocation

- Gamification

- Live Streaming

- Integrating with Other Services

- Activity Tracking

- Pairing fitness apps with wearable’s

As a development-stage company, we have not realized any revenues to date and our accumulated deficit as of April 30, 2022 is $200. Our independent auditor has issued an audit opinion with respect to our financial statements for the period ended April 30, 2022, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our principal offices are located at App 6, Yehuda Gorodiski 1, Rehovot, Israel 7623101. Our telephone number is +13072220096 and our email address is natics.corp@yahoo.com and natics.corp@zohomail.eu.

Currently, we have only one employee who is also our sole officer and Director - Mr. Guy Pirotsky. He will offer the shares to friends, relatives, acquaintances and business associates.

We estimate that about $30,000 will need to support our limited operations and pay all the expenses for a minimum period of next 12 months including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of about $30,000, our business plan as well as business may fail. If we require additional financing our sole officer and director will loan his funds to the Company. This loan commitment is discretionary by Mr. Pirotsky.

Investors must be aware that we do not have sufficient capital to independently finance our own plans. We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our director will be solely responsible for selling shares under this offering and no commission will be paid to them on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we will seek to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC Markets quotation system. We do not have an arrangement in place for a market maker to file such and application and there is no guarantee that we will be able to find one to do so.

The company, it’s executive, or any company promoters or their affiliates do not intend for the company, once it is reporting, to be used as a vehicle for a private company to become a reporting company. We do not believe that we are a blank check company and we do not have any plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

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THE OFFERING

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

The Issuer:	Natics Corp.

Securities Being Offered:	12,000,000 shares of common stock.

Price Per Share:	$0.01

Gross Proceeds	$120,000

Duration of the offering

The offering shall terminate on the earlier of

(i) the date when the sale of all 12,000,000 common shares is completed

(ii) one year from the date of this prospectus; or

(iii) prior to one year at the sole determination of our director Mr. Pirotsky

Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President and Secretary, Guy Pirotsky.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period ended April 30, 2022.

Financial Summary	As of April 30, 2022 ($)
Cash and Deposits	100
Website development	43,000
Total Assets	43,100
Total Liabilities	43,000
Total Stockholder’s Equity	100

Statement of Operations	As of April 30, 2022 ($)
Total Expenses	200
Net Loss for the Period	(200)
Net Loss per Share	–

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RISK FACTORS

An investment in our common stock involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares of common stock offered pursuant to this prospectus.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. This risk factor section includes all material risks of which our company is aware.  The trading price of our common stock, when and if we are ever able to trade our common stock, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

- BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We have not yet commenced offering online workouts services through our mobile application and are still in the process of attracting the potential customers. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 21, 2022 and to date have been involved primarily in organizational activities. We have not earned any revenues as of the date of this prospectus and do not anticipate earning revenue until after the completion of our intended offering, of which there is no guarantee. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in the design, testing, rollout, and marketing of new mobile applications.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and there is no guarantee that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

- WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS. IF WE DON’T RAISE THESE PROCEEDS, WE WILL NOT ACHIEVE REVENUES AND PROFITABLE OPERATIONS AND OUR BUSINESS WILL LIKELY FAIL.

As of April 30, 2022, we had cash in hand in the amount of $100 and liabilities of $43,000 in Promissory Note for website development. As of this date, we have had limited operations and no income. We require the proceeds from this offering to achieve sufficient revenue and profitable operations. There is no assurance that we will be successful in raising the funds from this offering. If we are not successful in raising the said funds our business may fail.

- THERE IS SUBSTANTIAL UNCERTAINLY AS TO WHETHER WE WILL CONTINUE AS A GOING CONCERN.  IF WE DISCONTINUE OPERATIONS, YOU WILL LOSE YOUR INVESTMENT.

We have incurred losses since our inception resulting in an accumulated deficit of ($200) at April 30, 2022. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the fiscal year ended April 30, 2022. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations, market our current product and develop new products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business.

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- IF WE CONTINUE TO INCUR NET LOSSES, OUR BUSINESS WILL FAIL

From our incorporation and inception on February 21, 2022 until April 30, 2022, we incurred cumulative net losses of $200. We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail.

- WE HAVE LIMITED BUSINESS, SALES, AND MARKETING EXPERIENCE IN OUR INDUSTRY, WHICH INCREASES OUR RISK OF BUSINESS FAILURE.

We have recently started our operations and have yet to generate revenues. While we have plans for marketing, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to launch our “Sport Natics” workouts application will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, start-up company with limited prior experience in our industry. We are entirely dependent on the services of our President, Guy Pirotsky, who has experience in mobile application software design to ensure that our “Sport Natics” application is suitable to compete in the online sport business.

- BECAUSE OUR MOBILE APPLICATION WILL NOT PATENT PROTECTED, A COMPETITOR COULD COPY OUR TECHNOLOGY, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

Our potential competitive advantage will be our web site platform with workout services provided by professional trainer for the customers from Israel. Due to the costs involved and the potential inability to qualify, we will not apply for patent protection of our platform.  Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our technology and release a competing product with similar features.  If this occurs, our ability to sell our services could be jeopardized, which could cause our business to fail.

- WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

The workout business sector is extremely competitive. The sector includes large, established corporations such as Nike Training Club, Freeletics, Fitness Buddy, and Sworkit Fitness that enjoy established market shares and brand recognition with consumers. Our competitors will have greater financial resources and may be able to withstand price competition and attract customers better than we will. We also expect to face competition from new market entrants. We may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

- WE HAVE NO CUSTOMERS AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS, WE WILL HAVE TO CEASE OPERATIONS.

We plan that our revenue will come from the business of selling online sport services; therefore, we need to attract enough customers to buy our services. We have identified no customers to date, and we cannot guarantee that we will ever have any customers. Even if we obtain customers for our services, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

- OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION.

Because we plan to be in the business of selling online sport services in Israel, we are likely to be affected by changes in foreign exchange rate. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

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- BECAUSE OUR OFFICERS WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Mr. Guy Pirotsky, our president and secretary, accordingly, will only be devoting limited time to our operations. He will be devoting approximately 30 hours a week each to our operations. Because he will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

- THERE IS A RISK ASSOCIATED WITH COVID-19.

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease (COVID-19) which in March 2020, was been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment.

- IF GUY PIROTSKY, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN, THAT COULD RESULT IN OUR OPERATIONS BEING SUSPENDED. IF THAT SHOULD OCCUR, OUR BUSINESS COULD FAIL, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We solely, and therefore are extremely depending on the services of our sole officer and director, Guy Pirotsky, for the future success of the business. The loss of the services of Mr. Pirotsky could have an adverse effect on our business, financial condition and results of operations. Mr. Pirotsky is our sole officer and director, and if he should die there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

- THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, MR. PIROTSKY, CURRENTLY DEVOTES APPROXIMATELY 30 HOURS PER WEEK TO OUR COMPANY MATTERS. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE THE COMPANY’S AFFAIRS WHICH COULD FURTHER RESULT IN NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Pirotsky. We have not formulated a plan to resolve any possible conflicts of interests if any appear with his other business activities. Currently there are no any conflicts of interests with our sole officer and his business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

- AS INTERNET COMMERCE DEVELOPS, FEDERAL, STATE AND FOREIGN GOVERNMENTS MAY ADOPT NEW LAWS TO REGULATE INTERNET COMMERCE, WHICH MAY NEGATIVELY AFFECT OUR BUSINESS.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign governments becomes more likely. Our business could be negatively impacted by the application of existing laws and regulations or the enactment of new laws applicable to email communications. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our customers in the form of increased subscription fees. In addition, federal, state and foreign governmental or regulatory agencies may decide to impose taxes on services provided over the Internet or via email. Such taxes could discourage the use of the Internet and email as a means of commercial marketing and communications, which would adversely affect the viability of our services.

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- INVESTORS CANNOT WITHDRAW FUNDS ONCE THEIR SUBSCRIPTION AGREEMENTS ARE ACCEPTED BY THE COMPANY.  THEREFORE, BECAUSE THE INVESTMENT IS IRREVOCABLE, INVESTORS MUST BE PREPARED THAT THEY MAY LOSE THEIR ENTIRE INVESTMENT IF THE BUSINESS FAILS.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Natics Corp. and held in our corporate bank account.  Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable.  Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

- OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS IF LESS THAN 25% OF SHARES ARE SOLD IN THIS OFFERING WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

In the event that fewer than the 25% shares of the offering are sold, management will have majority ownership in the company. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

- BECAUSE MR. PIROTSKY HAS LIMITED EXPERIENCE IN MANAGEMENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Guy Pirotsky, our sole employee, management experience is limited to his involvement with the Company.   Consequently, his decisions and choices may affect our operations, earnings and ultimate financial success as a result.

- BECAUSE OUR COMPANY’S HEADQUARTER, ASSETS AND DIRECTOR ARE IN OTHER COUNTRY, INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Wyoming, our officer and Director is a non-resident of the USA and our headquarters and assets are located outside the United States. Our headquarters and major assets are located in Israel. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against him in Israel court to enforce liabilities based upon the United States federal securities laws. Since our major assets, other than our bank account, are currently located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

- IF THE COMPANY IS DEEMED TO BE A SHELL COMPANY THERE ARE: RESTRICTIONS IMPOSED UPON THE TRANSFERABILITY OF UNREGISTERED SHARES, PROHIBITION ON THE USE OF FORM S-8 AND ENHANCED REPORTING REQUIREMENTS

If the company is deemed to be a shell company as defined in Rule 405 there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). The investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that the company ceases to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that the company will cease to be a shell company, they may not be able to re-sell the shares in the future and could lose their entire investment as a result.

If the company is deemed to be a shell company, the company is not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, the company may have difficulties attracting qualified employees and consultants because the company is not able to compensate them in the same fashion that non-shell companies can.

Being a shell company, there are enhanced reporting requirements imposed on: when reporting an event that causes the company to cease being a shell company, the company have to file with the Commission the same type of information that it would be required to file to register a class of securities under the Securities Exchange Act of 1934.

These restrictions and requirements will likely have a negative impact on the company’s ability to attract additional capital.

- AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

☐	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
☐

Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

☐	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
☐	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS RELATING TO OUR COMMON STOCK

- WE ARE SELLING OUR OFFERING OF 12,000,000 SHARES OF COMMON STOCK WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

Our offering of 12,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers, who will receive no commissions. Our officers will offer the shares to friends, family members, and business associates, however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

- BECAUSE THERE IS NO MINIMUM PROCEEDS THE COMPANY CAN RECEIVE FROM ITS OFFERING OF 12,000,000 SHARES, THE COMPANY MAY NOT RAISE SUFFICIENT CAPITAL TO IMPLEMENT ITS PLANNED BUSINESS AND YOUR ENTIRE INVESTMENT COULD BE LOST.

The Company is making its offering of 12,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost. The Company will not be able to complete marketing of its services unless a minimum of 25% of the shares being offered are sold, or the company will need an additional financing. Furthermore, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. If we fail to raise sufficient capital when required, we will not be able to complete our business plan, we will not generate a positive operating cash flow, we will have debts to our CEO and to Pionera LLC. As a result, the stock price of the shares may fall or we may have to liquidate our business and you may lose the money you invest. You should consider our independent registered public accountant’s comments when assessing whether an investment in Natics Corp. is safe.

- OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION, AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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- BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

- WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE AND IMPLEMENTING OUR BUSINESS PLAN. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Guy Pirotsky, our sole officer and director, has verbally agreed to loan the company sufficient funds to complete the registration process and to implement the business plan. These loan commitments are discretionary by Mr. Pirotsky. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, and/or other information with the SEC and implement our business plan. If Mr. Pirotsky fail to provide such funds we may be subject to severe liquidity issues and may become insolvent. As such, we may be unable to maintain our reporting status, investors may be unable to sell their shares, and such shares may become worthless.

- OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Guy Pirotsky, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

- OUR STATUS AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL WHEN WE NEED TO DO IT.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company", we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

- WE WILL NOT BE REQUIRED TO COMPLY WITH CERTAIN PROVISIONS OF THE SARBANES-OXLEY ACT FOR AS LONG AS WE REMAIN AN "EMERGING GROWTH COMPANY."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 25% respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $120,000 as anticipated.

	(25% of offering)	(50% of offering)	(75% of offering)	(100% of offering)
Gross proceeds	$30,000	$60,000	$90,000	$120,000

In order of priority, the net proceeds of the offering will be used as follows:

	(25% of offering)	(50% of offering)	(75% of offering)	(100% of offering)
Establishing an office	$1,000	$2,000	$3,500	$5,000
Equipment and Data storage servers	2,000	5,500	8,000	11,000
Marketing and advertising	$5,500	$17,500	$32,000	$50,000
Improvements, Maintenances and Extensions of Mobile Application and Website	$4,500	$14,000	$24,000	$30,000
General and administrative	$17,000	$17,000	$17,000	$17,000
Additional expenses	–	4,000	5,500	7,000
TOTAL	$30,000	$60,000	$90,000	$120,000

The above figures represent only estimated costs.

“General and Administrative Costs” noted above include costs related to accounting, audit, legal and transfer agent costs that we incur in filing reports with the Securities and Exchange Commission, which are estimated to be approximately $17,000 per year.

If necessary, Guy Pirotsky, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Bulletin Board and/or OTC Link. These loan commitments are discretionary by Mr. Pirotsky. Mr. Pirotsky will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Pirotsky. Mr. Pirotsky will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

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DETERMINATION OF OFFERING PRICE

The offering price of $0.01 of the 12,000,000 shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company’s sole director and officer for common equity on April 30, 2022. Guy Pirotsky has paid $0.0001 per share for the 3,000,000 shares of common stock he purchased from the Company on February 22, 2022.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April 30, 2022, the net tangible book value of our shares was $100 or approximately $0.0000 per share, based upon 3,000,000 shares outstanding. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

DILUTION TO PURCHASERS OF SHARES IN THIS OFFERING

Percent of Offering Completed	25%	50%	75%	100%
Amount of new funding	$30,000	$60,000	$90,000	$120,000
Offering price	$0.01	$0.01	$0.01	$0.01
Shares outstanding after offering	6,000,000	9,000,000	12,000,000	15,000,000
Book value before distribution per share	$0.0000	$0.0000	$0.0000	0.0000
Increase in book value per share	0.0050	0.0066	0.0075	0.0080
Book value after distribution per share	$0.0050	$0.0067	$0.0075	$0.0080
Dilution to purchasers	$0.0050	$0.0033	$0.0025	$0.0020
Dilution as percentage	50%	33%	25%	20%
% old shareholders’ ownership	50%	33%	25%	20%
% new shareholders’ ownership	50%	67%	75%	80%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Price Per Share	Total Number of Shares Held	Percent of Ownership	Consideration Paid

Existing Stockholder 1.	$0.0001	3,000,000	20.0%	$300
Investors in this Offering	$0.01	12,000,000	80.0%	$120,000

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PLAN OF DISTRIBUTION

We have 3,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 12,000,000 shares of its common stock for sale at the price of $0.01 per share. In connection with our selling efforts in the offering, our director, Guy Pirotsky, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Pirotsky is not subject to any statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Pirotsky will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Guy Pirotsky isn’t, or hasn’t been within the past 12 months, a broker or dealer, or an associated person of a broker or dealer. At the end of the offering, our director will continue to primarily perform substantial duties for us or on our behalf other than in connection with transactions in securities. Our director will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 12,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quotation system, we intend to seek to have our shares of common stock quoted on the OTC Markets. In order for our shares to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 365 days.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001. As of  April 30, 2022, there were 3,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record, our sole officer and Director.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

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CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LAW OFFICE OF CARL P. RANNO has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by DylanFloyd Accounting & Consulting, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

Our executive officers and directors, their ages, and their positions as of the date of this prospectus are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Guy Pirotsky	38	President, Secretary, Treasurer and Director
App 6, Yehuda Gorodiski 1, Rehovot, Israel 7623101

Guy Pirotsky has acted as our President, Secretary, Treasurer and sole Director since our incorporation on February 21, 2022.

From September 2013, Mr. Pirotsky has been working as a self-employed Inventor and Project manager.

From 2001 to 2011, he worked at Israel Strategy Runner as a Director, Product manager and GUI developer, Manager, SAS, SVM, Admin.

From 2007 to present Mr. Pirotsky has been a successful investor in start-ups and public companies.

He got the Bachelor degree of Computer Science and Statistics with honors in Bar-IIan University, Israel.

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DESCRIPTION OF BUSINESS

Natics Corp. was incorporated in the State of Wyoming and established on February 21, 2022. The Company has no revenue and has incurred losses since inception. We are a development-stage company formed to commence operations concerned with the online workouts. We have developed a full business plan.

Currently, we have only one employee who is also our sole officer and Director - Mr. Guy Pirotsky. Our executive and business office is located at App 6, Yehuda Gorodiski 1, Rehovot, Israel 7623101, and our telephone number is +13072220096. We maintain our statutory registered agent’s office at 30 N Gould St, Ste R, Sheridan, WY 82801.

As the world continues to grapple with the comeback from COVID-19, a new raft of smartphone-based work-out apps are altering the way consumers do fitness. The pandemic transformed the way people around the world worked out, shuttering gyms and fitness studios and forcing millions of people globally to find new ways to stay active with fitness apps. Thankfully technology came to the rescue as savvy fitness entrepreneurs rolled out smartphone-based apps enabling gym-goers to get a sweat on in the comfort of home. While the COVID-19 threat is now easing in some parts of the world, many health and fitness apps continue to grow in popularity due to convenience, commitment, interactivity and powerful metrics. Because of the social restrictions that Covid-19 brings, more people may be turning to online exercise communities and apps to enhance their connectedness to other like-minded people who enjoy exercise.

We are a development stage company and currently have no revenues and we have incurred losses since its inception. As of April 30, 2022 our total assets were $43,100 and our total current liabilities were $43,000.

We are providing the useful healthy and effective type of online sport service, for adolescents and adults, for men and women available from anywhere using the phone and internet connection. Our online service provides a high quality sport trainings, through our mobile application “Sport Natics” for Android and iOS mobile OS.

We offer application that can be downloaded on any mobile device and used anywhere to get fit. Our App can perform various functions such as allowing users to set fitness goals, tracking caloric intake, gathering workout ideas, and sharing progress on social media to facilitate healthy behavior change. They can be used as a platform to promote healthy behavior change with personalized workouts, fitness advice and nutrition plans. Fitness app can work in conjunction with wearable devices to synchronize their health data to third-party devices for easier accessibility. Through using gamification elements and creating competition among friends and family, fitness app can help incentive users to be more motivated. Users can share tips and advice, as well as build connections through sharing personal experiences or struggles using the build-in “Sport Natics” forum.

“Sport Natics” is suitable for everyone, from beginners to advanced athletes. A person can decide whether they want their workout to focus on strength, cardio, pilates, or stretching. They can also choose from various daily or monthly challenges and a range of workout collections. The app also allows users to select their workout based on equipment, fitness goals, and impact levels. Clients can set a customized plan, create workouts from scratch, track their performance, and talk one-on-one with personal trainer. Reminders are also available. Our sport app offers a free trial and a paid one (depending on the content).

The paid version of the app will include:

- online video lesson with a trainer (where he shows how to properly perform the exercises) – 1 hour

- online video lesson with a trainer (where he checks the correctness of the exercises through video communication) - 1 hour

- personalized monthly program (depending on the client's requirement)

- personal Nutrition diet plan (depending on the client's requirement)

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Our sports application has a large number of workouts for different muscle groups: abs, triceps, biceps, shoulders, back, legs, glutes, chest, warm up and cardio workouts.

Exercise apps can be viewed as collections of features, each of which has the potential to target specific aspects of cognition, affect, and behavior. Features of exercise apps include providing feedback based on tracking user exercise activity, providing motivational messages, demonstrating the right way to exercise, setting and monitoring goals, incorporating social media, and helping users schedule their exercise program.

We have purchased the mobile application for iOS and Android platforms from Pionera LLC for total consideration of US $43,000 in a Promissory Note, plus interest at a rate of 10% annually, with the due date before April 30, 2024. The Mobile App. Purchase Agreement filed as Exhibit 10.2 to this Registration Statement.

Natics Corp. has started negotiation with Pionera LLC when found their add about selling of mobile applications and the websites.

Pionera LLC is the U.S. company involved in creating of mobile applications and the websites. Our company contacted Pionera LLC and discussed the desired mobile application and the features we wanted to implement in the application and the price for purchasing full mobile application with the website. Pionera LLC had the prototype similar with our requirements. After Natics Corp. checked all the functionality we started the process of purchase. Pionera LLC made all required beta testing and debugging. There are no foreseeable plans to involve Pionera LLC in future development or maintenance of the application.

The links for the “Sport Natics” application:

In Google Play - https://play.google.com/store/apps/details/id=com.sport.natics

In App Store - https://apps.apple.com/ua/app/sport-natics/id1619622287

Our website address is https://sport-natics.com/

Here are some of the technologies that we intend successfully work with and which will be implemented in our project, and the next steps in developing “Sport Natics” application will be:

- Face ID

- Geolocation

- Gamification

- Live Streaming

- Integrating with Other Services

- Activity Tracking

- Pairing fitness apps with wearable’s

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We have developed a comprehensive online service for workouts for adolescents and adults, for men and women from beginners to advanced athletes. We intend continuously make improvements, maintenances and expand of our application as well as develop complementary products and services for our consumers.

Our fitness app will make your lives easier and enable you to track your activities on a daily basis. Thus, making you stay focused on your activities and overall fitness. You no longer need to hunt for trainers or a fitness class. Our app provides excellent facilities to keep you fit and healthy.

Our current business operations dedicated mostly to extending our app, attracting customers and the marketing of our app. We don’t have any customers yet, we expect them in nearest future, as already more than 20 nonaffiliates have downloaded our app, and we hope that after using free trials some of them will order our payment services. Additionally we expect more customers after marketing of our app. Currently we are researching the marketing service providers and the professional freelance trainers to get the information about their services, prices, etc. Moreover now we are preparing new programs for training in our mobile app to extend it’s functionality.

OUR PROCESS

Currently, we have a mobile application for Android and iOS platforms known as “Sport Natics” for adolescents and adults, for men and women from beginners to advanced athletes. Links for the application: - https://play.google.com/store/apps/details?id=com.sport.natics and https://apps.apple.com/ua/app/sport-natics/id1619622287 . Our app is already functional, and the customers can use it and then purchase the services of our company. In addition, we plan to refine it, expand its functionality and implement a lot of new useful features and systems for our potential customers.

We focus largely on online workouts, in our application a person can find a lot of GIF pictures, showing how to perform each workout and detailed description of each exercise. It’s very important to show exactly how exercises should be done. Otherwise, exercises can cause trauma or simply not have the desired effect.

The main functionality features and opportunities of currently application are:

- Creating Accounts

Accounts are crucial because they allow users to store information and retain their data if they change devices.

- Adding Personal Info

The ability to add personal information is important because workout programs in our app must be set according to a user’s age, weight, height, and other physical parameters. Calculating workouts based on personal data makes the workouts more individual, and is always appreciated by people who are concerned with health issues.

-Setting Targets

Target is what a person needs to stay motivated. Users have to see clearly what they’re striving for (weight loss, weight gain, stretching, increasing the body's endurance, health promotion)

- Configuring Notifications

Notifications are crucial when it comes to motivation. The most common problem with sports is losing the enthusiasm you had at the beginning. Bad weather, laziness, lots of things to do – the reasons to skip physical activity. In addition, users can just forget about their plans for exercising, so the app’s task is to remind them. However, notifications will be adjustable so they don’t become annoying – let our users set notifications as they please.

- Exercises

The main idea here is to offer an exercise complex that can be tailored for each user. Users just need to choose a level of complexity and a set of exercises they prefer.

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Our sports application has a large number of workouts for man and women for different muscle groups:

•	abs
•	triceps
•	biceps
•	shoulders
•	back
•	legs
•	glutes
•	chest
•	warm up
•	cardio workouts

Here are some of the technologies that we intend successfully work with and which will be implemented in our project in future, and the next steps in developing “Sport Natics” application will be:

1.	Face ID

Face ID - is a very useful feature to make logging faster and easier.

2.	Geolocation

There are many options that will let users plan routes, track their current location, and record workouts. Map screenshots can even be shared on social media.

3.	Gamification

Gamification is used both to entertain and to motivate. Achievements like those found in video games are good, but competing with other users is even better. Let our users compete, get rewards, and compare results with their friends.

4.	Live Streaming

This feature is optional, but it’s definitely interesting. Live streaming allows users to broadcast their workouts and consult with professional trainer online during the training process. Our workout app will have the possibility to charge users for personal workouts with professional trainer.

5.	Integrating with Other Services

The best and most convenient way to register an account in an app is through social networks. With social logins, users can immediately see all their friends who use the same app and can start publishing their results on social media. Firstly, this increases motivation because people can see their friends’ progress. Secondly, it brings more users to an app when they see their friends’ achievements.

6.	Activity Tracking

Our app will connect to all sensors to track walking, cycling, running.

7.	Pairing fitness apps with wearable’s

Workout apps are the best option for those sports fans who can’t imagine a workout without a fitness band or some other kind of wearable device. All the data that wearable devices collect immediately shows up on the display of the smartphone.

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REVENUE

The core functionality of our sport app is free, but if our user wants to unlock advanced features and possibilities, they can subscribe to a premium version or make a one-time payment.

Our main source of revenue will be paid subscriptions.

The plans and prices are as follows:

1 month - $9.99

3 months - $12.99

6 months - $14.99

12 months - $28.99

Also the additional source of revenue could be other services which are provided by our company:

- online video lesson with a trainer (where he shows how to properly perform the exercises) - $19.99 per lesson – 1 hour

- online video lesson with a trainer (where he checks the correctness of the exercises through video communication) - $14.99 per lesson - 1 hour

- personalized monthly program (depending on the client's requirement) - $14.99

- personal Nutrition diet plan (depending on the client's requirement) - $14.99

In our application will be the convenient and secure payment system for our services (workouts with professional trainer) via the bank card using different local and international payment services.

OUR MOBILE APPLICATION AND WEBSITE

We have purchased the mobile application for iOS and Android platforms for total consideration of US $43,000 in a Promissory Note, plus interest at a rate of 10% annualy, with the due date before April 30, 2024. The Mobile App. Purchase Agreement is filed as Exhibit 10.2 to this Registration Statement.

The links for the “Sport Natics” application:

In Google Play - https://play.google.com/store/apps/details/id=com.sport.natics

In App Store - https://apps.apple.com/ua/app/sport-natics/id1619622287

Our website address is https://sport-natics.com/

Here are some of the technologies that we intend successfully work with and which will be implemented in our project, and the next steps in developing “Sport Natics” application will be:

- Face ID

- Geolocation

- Gamification

- Live Streaming

- Integrating with Other Services

- Activity Tracking

- Pairing fitness apps with wearables

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MARKET OVERVIEW

The global fitness app market size was valued at USD 1.1 billion in 2021 and is expected to expand at a compound annual growth rate (CAGR) of 17.6% from 2022 to 2030. The spreading COVID-19 pandemic led to nationwide lockdowns followed by social distancing norms, thereby aiding the transition from traditional studios and gyms to virtual fitness. It, in turn, has led to increased downloads and subscriptions of fitness apps. Tough competition has been witnessed between brick-and-mortar gyms against in-app fitness. Information technology has transformed the way the fitness industry works. In addition, the COVID-19 pandemic has led to an increase in awareness concerning health and hygiene. Moreover, the expanding network of fitness studios and gyms through online platforms is further aiding the adoption of these apps. Owing to this, several consumers are significantly investing in in-home fitness equipment.

COMPETITION

The market of workout apps is highly competitive. Numerous online services will compete with us (Nike Training Club, Freeletics, Fitness Buddy, and Sworkit Fitness). Our competitors are substantially larger and more experienced than us and have longer operating histories and have materially greater financial and other resources than us.

MARKETING

We are going to spend a great part of proceeds on the development of our website and mobile application and extension of functionality in order to attract more potential customers and to make our services more desirable.

We plan for our app to be marketed in such ways:

1.	To leverage Influencer Marketing to Reach a Wider Audience.

Fitness influencers are influential people who can persuade their followers to try different workouts, they can also help to expand customer base.

2. Social Media.

- Focus on visual content such as user-generated content, instruction videos, nutritious recipe videos, and transformation pictures (on platforms where they’re permitted).

- To use popular hashtags in our posts to get noticed, engage with followers, and post consistently to improve our chances of success (on Instagram, Tik Tok, Facebook and Youtube).

- Run Paid Ads on Facebook and Instagram.

Paid advertising will not only help generate revenue, but it will also increase our reach, which is critical for standing out in a competitive market.

- Promote our services on the top enquiries of Google search engine.

3. Intend to cooperate with innovative media platforms and place banner advertisements or advertorials on workout-focused platforms and mobile news apps.

4. To place outdoor display advertisements in public transportation terminals and residential complexes in selected cities.

5. To invite new clients via word-of-mouth referrals.

In the future, we hope to be able to attract users by reputation and referrals from current consumers.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

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EMPLOYEES

We have no employees other than our sole officer and director, Guy Pirotsky.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future.

GOVERNMENT REGULATIONS

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our services in Israel and to operate any facility in any jurisdiction in which we would conduct activities. We believe that government regulation will have no material impact on the way we conduct our business.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

Natics Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

☐	The first fiscal year after its annual revenues exceed $1 billion;
☐	The first fiscal year after the fifth anniversary of its IPO;
☐	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period;
☐	The first fiscal year in which the company has a public float of at least $700 million.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

☐	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
☐	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
☐	Delay compliance with new or revised accounting standards until they are made applicable to private companies;
☐	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

OFFERING REQUIREMENTS

In addition, during the IPO offering process, emerging growth companies are exempt from:

☐	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
☐	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

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OTHER PUBLIC COMPANY REQUIREMENTS

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

☐	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
☐	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K;
☐	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

ELECTION UNDER SECTION 107(B) OF THE JOBS

We have elected not to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This election is irrevocable.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

DESCRIPTION OF PROPERTY

OFFICES

Our business office is located at App 6, Yehuda Gorodiski 1, Rehovot, Israel 7623101. The office was provided by our sole officer and president Mr. Pirotsky for free use, without any payment. Our telephone number is +13072220096.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. In case we need additional financing, our president and director Mr. Pirotsky verbally agreed to loan us funds to complete the registration process and to implement our business plan. These loan commitments are discretionary by Mr. Pirotsky.

PLAN OF OPERATION

During 12 months period from the date of this Prospectus, we will concentrate on the development of our operations, including obtaining the equity capital from this offering and plan to have the prices of our common stock quoted on the OTCQB or OTCBB. There is no assurance that we will raise any amount as anticipated or that our common stock will be approved for trading.

Our main source of revenue from operating is expected to be generated from customer subscriptions. Our initial subscription price will be from $9.99 per one month till $28.99 if a customer pays for one year of subscription in advance.

Also our source of revenue will be from:

- online video lesson with a trainer (where he shows how to properly perform the exercises) - $19.99 per lesson - 1 hour

- online video lesson with a trainer (where he checks the correctness of the exercises through video communication) - $14.99 per lesson -1 hour

- personalized monthly program (depending on the client's requirement) - $14.99

- personal Nutrition diet plan (depending on the client's requirement) - $14.99

We intend to offer our services in Israel and we plan to run our business from outside the United States during the first years of operation.

Milestones that we will need to accomplish in order to implement our business plan in the next twelve months are as follows:

Complete our public offering

We expect to complete our public offering within 365 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows.

Establishing an office. Timeframe: 1st- 6th Months. Estimated Cost $1,000-$5,000

We plan to set up an office in Israel and acquire the necessary furniture. To meet our basic requirements, we need to sell at least 25% of shares. In case we succeed to sell 50%, 75% or 100% of shares, we may rent or obtain an office with better facilities.

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Equipment and Data storage servers. Timeframe: 1st- 6th Months. Estimated Cost $2,000-$11,000

Now, our basic needs are: at least one computer or laptop, an MFU (multifunctional scanning and printing unit), a mobile smartphone with different messengers installed, a landline phone, a Wi-Fi router with the Internet. If we sell at least 25% of shares, we may be able to obtain the equipment mentioned above. When we get clients we will need to rent or purchase a server to store our services data and other hosting provider services. To complete this stage, we need to sell at least 50%, 75% or 100% of shares.

Improvements, Maintenances and Extensions of “Sport Natics” Mobile Application and Website. Timeframe: 1st- 12th Months. Estimated Cost $4,500 – $30,000

During this period we plan to improve our application and website to add additional features to it and make more extensions of it. As of the date of this prospectus we have purchased the fully working “Sport Natics” Mobile Application and Website. We are going to hire programmers to help us with the improvement and extension of our application and website and adding new functional features to it. We do not have any written agreements with any programing vendors currently. Updating and extending our application and website will continue throughout the lifetime of our operations.

Here are some of the technologies that we intend successfully work with and which will be implemented in our project, and the next steps in developing “Sport Natics” application will be:

- Face ID

- Geolocation

- Gamification

- Live Streaming

- Integrating with Other Services

- Activity Tracking

- Pairing fitness apps with wearables

The website’s features are quality content with sliding and internal links, anti-spam and strong visual and internal technical features. We intend to integrate the functions which we or our subscribers find useful, such as an automatic workout update informer for our regular subscribers and automatic reminders and other functions according to the subscriber’s requests.

Advertising and Marketing. Timeframe: 6st-12th Months. Estimated Cost $4,500-50,000

To get into focus of our potential customers we plan for our app to be marketed in such ways:

1. To leverage Influencer Marketing to Reach a Wider Audience.

Fitness influencers are influential people who can persuade their followers to try different workouts, they can also help to expand customer base.

2. Social Media.

-Focus on visual content such as user-generated content, instruction videos, nutritious recipe videos, and transformation pictures (on platforms where they’re permitted).

-To use popular hashtags in our posts to get noticed, engage with followers, and post consistently to improve our chances of success (on Instagram, Tik Tok, Facebook and Youtube).

- Run Paid Ads on Facebook and Instagram.

Paid advertising will not only help generate revenue, but it will also increase our reach, which is critical for standing out in a competitive market.

- Promote our services on the top enquiries of Google search engine.

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3. Intend to cooperate with innovative media platforms and place banner advertisements or advertorials on workout-focused platforms and mobile news apps.

4. To place outdoor display advertisements in public transportation terminals and residential complexes in selected cities.

5. To invite new clients via word-of-mouth referrals.

We believe that our key marketing strategy is likely to be online marketing. If we sell 25% of shares we will spend at least $4,500 on our marketing campaign. Upon 50%, 75% and 100% of the shares sold, we need $17,500, $32,000 and $50,000 accordingly. We believe that our marketing campaign will help us to sell our product and we intend to reach first revenue.

LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2022, we had $100 in cash on hand.

Since inception, we have sold 3,000,000 shares of our common stock to our sole officer and director at a price of $0.0001 per share, for aggregate proceeds of $300.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

We cannot guarantee that we will be able to sell all the shares offered herein. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this Prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to us are not sufficient to implement our business plan until we raise funds from this offering. In case we need additional financing, our president and director Mr. Pirotsky verbally agreed to loan us funds to complete the registration process and to implement our business plan. These loan commitments are discretionary by Mr. Pirotsky. Management believes if we do not raise sufficient funds in this Offering to cover the costs of implementing our business plan, as well as the costs associated with being a reporting company, we will have to cease all such efforts. As such, your investment may be lost in its entirety. See “Risk Factors.”

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering and also the funds from our director.

Management believes that the net proceeds, assuming a minimum of $30,000 are raised (provided that we are not required to raise any minimum amount of funding in the offering), will be sufficient to implement our initial plan of operations in the 12 months period. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations as a result, investors would lose all of their investment.

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RESULTS OF OPERATIONS FROM INCEPTION ON FEBRUARY 21, 2022 TO APRIL 30, 2022

During the period we incorporated the company, prepared a business plan and negotiated services with potential clients. Our loss since inception is $200.

We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering and raised sufficient funding.

CONTROLS AND PROCEDURES

We are not currently required to maintain an effective system of internal controls. We will be not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we either are required to file an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m or 78(d)) for the prior fiscal year or if we had filed an annual report with the Commission for the prior fiscal year.

When and if we do become subject to the internal control requirements of the Sarbanes-Oxley Act we may incur significant expense in meeting our public reporting responsibilities because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations. Becoming compliant may take longer than we expect, which may increase our exposure to financial fraud or erroneous financing reporting.

OFF-BALANCE SHEET ARRANGEMENTS; COMMITMENTS AND CONTRACTUAL OBLIGATIONS

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States and are attached hereto. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.  See additional accounting policies disclosed in the footnotes to our accompanying financial statements.

INFLATION

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the year ended April 30, 2022.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

Our executive officers and directors, their ages, and their positions as of the date of this prospectus are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Guy Pirotsky	38	President, Secretary, Treasurer and Director
App 6, Yehuda Gorodiski 1, Rehovot, Israel 7623101

Guy Pirotsky has acted as our President, Secretary, Treasurer and sole Director since our incorporation on February 21, 2022.

From September 2013, Mr. Pirotsky has been working as a self-employed Inventor and Project manager.

From 2001 to 2011, he worked at Israel Strategy Runner as a Director, Product manager and GUI developer, Manager, SAS, SVM, Admin.

From 2007 to present Mr. Pirotsky has been a successful investor in start-ups and public companies.

He got the Bachelor degree of Computer Science and Statistics with honors in Bar-IIan University, Israel.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. The next board election is anticipated to occur in February 2023. There could be new directors nominated and voted upon, but currently there are no such plans. If the Company sells more than 3 million shares in this offering there is a risk that Mr. Pirotsky, being a minority shareholder, may be able to maintain his status as the sole director of Natics Corp.

DIRECTOR INDEPENDENCE

Our board of director is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ.

Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our sole director may do so by directing a written request addressed to our president and director, at the address appearing on the first page of this prospectus.

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CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The sole director reviews the Company's internal accounting controls, practices and policies.

EXECUTIVE COMPENSATION

Since inception, we have not paid any compensation to our officers or directors. The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on February 21, 2022 to April 30, 2022 (our fiscal year end) and subsequent thereto to the date of this prospectus.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Guy Pirotsky, President, Treasurer and Secretary	2022	-0-	-0-	300	-0-	-0-	-0-	-0-	300

Mr Pirotsky currently devotes approximately thirty hours per week to manage our affairs. He has agreed to work with no remuneration until such time as we generate profits from operations. At this time, we cannot accurately estimate when this will occur, if ever, to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

STOCK PLAN

We have not adopted a stock plan but may do so in the future.

EMPLOYMENT AGREEMENTS

The executive officer is currently not a party to any employment agreement with us.

DIRECTOR INDEPENDENCE

Our securities are not currently traded on any public exchange and as such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent. We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.

Under the NASDAQ rules, our current director does not qualify as an independent director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 22, 2022, we issued a total of 3,000,000 shares of restricted common stock to Guy Pirotsky, our sole officer and director in consideration of $300.

Further, Mr. Guy Pirotsky has verbally agreed to advance funds to us for implementing our business plan. Mr. Pirotsky will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Pirotsky does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Pirotsky or the repayment of the funds to Mr. Pirotsky. The entire transaction was oral.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no any pending or anticipated arrangements that may cause a change in control. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Guy Pirotsky App 6, Yehuda Gorodiski 1, Rehovot, Israel 7623101	3,000,000 shares of common stock	100%

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of April 30, 2022. As of April 30, 2022 there were 3,000,000 shares of our common stock issued and outstanding.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTC Bulletin Board and/or OTC Link upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS OF OUR COMMON STOCK

Currently, we have one (1) holder of record of our common stock.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

DIVIDENDS

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

34

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the 2017 Wyoming Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

35

FINANCIAL STATEMENTS

NATICS CORP.

FINANCIAL STATEMENT (AUDITED)

FOR THE FISCAL YEAR ENDED APRIL 30, 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors Natics Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Natics Corp. (the "Company") as of April 30, 2022 and, the related statements of operations, changes in stockholders' equity, from inception to the period ended April 30, 2022, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2022 and the results of its operations and its cash flows from inception to the period ended April 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $200 and a negative cash flow from operations amounting to $200 from inception to the period ended April 30, 2022. These factors as discussed in Note 2 of the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit maters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

There is no Critical Audit Matters existed as of April 30, 2022.

DylanFloyd Accounting & Consulting

We have served as the Company's auditor since 2022. Newhall, California

June 09, 2022

F-2

NATICS CORP.

BALANCE SHEET

(Audited)

From February 21, 2022 (Inception) to April 30, 2022
ASSETS

Current Assets	$100
Cash on hand	$100
Total Current Assets
Non-Current Intangible Assets
Software development	43,000
Total Non- Current Intangible Assets	43,000
Total Assets	$43,100
LIABILITIES
Long term liabilities
Promissory Note	43,000
Total long term liabilities	43,000
Total Liabilities	43,000

Common stock, $0.0001 par value, 75,000,000 shares authorized; 3,000,000 shares issued and outstanding	300
Additional paid-in-capital	–
Accumulated deficit	(200)
Total Stockholders’ Equity	100

Total Liabilities and Stockholders’ Equity	$43,100

The accompanying notes are an integral part of these financial statements

F-3

NATICS CORP.

STATEMENT OF OPERATIONS

(Audited)

From February 21, 2022 (Inception) to April 30, 2022

REVENUES	$–

OPERATING EXPENSES
General and Administrative Expenses	200
TOTAL OPERATING EXPENSES	(200)

NET INCOME (LOSS) FROM OPERATIONS	(200)

PROVISION FOR INCOME TAXES	–

NET INCOME (LOSS)	$(200)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000

he accompanying notes are an integral part of these financial statements

F-4

NATICS CORP.

STATEMENT OF STOCKHOLDER EQUITY (Audited)

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, February 21, 2022	–	$–	$–	$–	$–

Shares issued for cash at $0.0001 per share on February 21, 2022	3,000,000	300	–	–	300

Net loss for the year ended April 30, 2022	–	–	–	(200)	(200)

Balance, April 30, 2022	3,000,000	$300	$–	$(200)	$100

The accompanying notes are an integral part of these financial statements.

F-5

NATICS CORP.

STATEMENT OF CASH FLOWS

(Audited)

From February 21, 2022 (Inception) to April 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(200)
Promissory Note	43,000
CASH FLOWS USED IN OPERATING ACTIVITIES	$42,800
CASH FLOWS USED IN INVESTING ACTIVITIES
Website development	(43,000)
CASH FLOWS USED IN INVESTING ACTIVITIES	(43,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	300
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	$300

Net increase in cash and equivalents	100
Cash and equivalents at beginning of the period	–
Cash and equivalents at end of the period	100

Supplemental cash flow information:
Cash paid for:
Interest	$0
Taxes	$0

The accompanying notes are an integral part of these financial statements.

F-6

NATICS CORP.

NOTES TO THE FINANCIAL STATEMENTS

SINCE INCEPTION ON FEBRUARY 21, 2022 TO APRIL 30, 2022 (Audited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Natics Corp. was incorporated in the State of Wyoming and established on February 21, 2022. We are a development-stage company formed to commence operations concerned with the online workouts.

Our executive and business office is located at App 6, Yehuda Gorodiski 1, Rehovot, Israel 7623101, and our telephone number is +13072220096.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $200 at April 30, 2022, a net loss of $200 since inception to April 30, 2022. The Company has Promissory Notes on a balance sheet of $43,000 at April 30, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company’s year-end is April 30.

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since Inception has been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

F-7

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company issued 3,000,000 common shares for $300 at par value $0.0001 for the purpose of taking care of financial operations for the Company by the director Guy Pirotsky.

Mobile Application and Website development- amortization

As of April 30, 2022 the company’s accumulated amortization was immaterial.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of April 30, 2022, there were no potentially dilutive debt or equity instruments issued or outstanding.

F-8

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Intangible Asset Impairment analysis

Per US GAAP, ASC 360-10-35-17, an impairment loss shall be recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. That assessment shall be based on the carrying amount of the asset at the date it is tested for recoverability, whether in use (see paragraph 360-10-35-33) or under development (see paragraph 360-10-35-34). An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, “Revenue Recognition”. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to April 30, 2022, the Company has generated no revenue.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in -capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. The amendment is effective for public entities for fiscal years beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

F-9

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the public entities for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. The amendment is effective for public entities for fiscal years beginning after December 15, 2016. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 4 – LOAN FROM DIRECTOR

As of February 22, 2022, the Company issued 3,000,000 shares of common stock to a director Guy Pirotsky at $0.0001 per share in consideration of $300 to pay partial Incorporation fees expenses;

NOTE 5 – COMMON STOCK

As of February 22, 2022, the Company issued 3,000,000 shares of common stock to a director Guy Pirotsky at $0.0001 per share in consideration of $300.

As of April 30, 2022, the Company had issued and outstanding 3,000,000 shares of common stock.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Guy Pirotsky, has agreed to provide her own premise under office needs. He will not take any fee for these premises, it is for free use.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

NOTE 7 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

F-10

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% for the period ended as follows:

April 30, 2022

Tax benefit (expenses) at U.S. statutory rate	$(42)
Change in valuation allowance	42
Tax benefit (expenses), net	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

April 30, 2022

Net operating loss	$(42)
Valuation allowance	42
Deferred tax assets, net	$–

The Company has accumulated approximately $200 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2038. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to April 30, 2022 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-11

PROSPECTUS

12,000,000 SHARES OF COMMON STOCK

NATICS CORP.

DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL ______________ ___, 20___ ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$11.12
Printing Expenses	$100.00
Accounting Fees and Expenses	$1,500.00
Auditor Fees and Expenses	$12,000.00
Legal Fees and Expenses	$850.00
Transfer Agent Fees	$1,500.00
TOTAL	$15,961.12

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the Wyoming Revised Statutes and our bylaws.

Under the governing Wyoming statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3.	a transaction from which the director derived an improper personal profit; and
4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Wyoming law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;
2.	the proceeding was authorized by our Board of Directors;
3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Wyoming law; or;
4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

II-1

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On February 22, 2022 Natics Corp. sold 3,000,000 share of common stock to our sole officer and director, Guy Pirotsky, for a purchase price of $0.0001 per share, for aggregate offering proceeds of $300. Natics Corp. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person. Mr. Pirotsky received “restricted securities.”

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Legal Opinion
10.2*	Mobile Application Purchase Agreement
10.3*	Subscription Agreement
23.1	Consent of DylanFloyd Accounting & Consulting
107*	Filing Fee Table

*Previously filed.

II-2

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.	Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rehovot, Israel August 16, 2022.

By:	/s/	Guy Pirotsky
		Name:	Guy Pirotsky
		Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Guy Pirotsky
Guy Pirotsky	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	August 16, 2022

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